UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

SHOPPING.COM LTD.

(Exact name of the Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	98-0436245
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

(Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 28, 2005, Shopping.com Ltd. (“Shopping.com”) held an extraordinary general meeting of its shareholders (the “meeting”) in connection with its planned acquisition by eBay Inc. (“eBay”). At the meeting, the shareholders of Shopping.com approved the following proposals:

•	the approval of the Agreement of Merger, dated as of June, 1, 2005, among eBay, Harbour Acquisition Ltd., an Israeli company under the control of eBay, and Shopping.com, the merger and other transactions contemplated thereby; and

•	the approval of the granting of a bonus payment of $1 million to Lorrie Norrington, Chief Executive Officer of Shopping.com, immediately prior to the consummation of the merger.

Shopping.com currently expects that the merger will close on or about August 30, 2005, subject to the satisfaction or waiver of the other customary closing conditions contained in the Agreement of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2005	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer